Exhibit 99.1

ITHAX Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and Warrants, Commencing March 19, 2021

NEW YORK –(BUSINESS WIRE) – ITHAX Acquisition Corp. (NASDAQ: ITHXU) (the “Company”) announced that, commencing March 19, 2021, holders of the units sold in the Company’s initial public offering may elect to separately trade the Company’s Class A ordinary share and warrants included in the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Class A ordinary shares and warrants that are separated will trade on the Nasdaq Capital Market under the symbols “ITHX” and “ITHXW,” respectively. Those units not separated will continue to trade on the Nasdaq Capital Market under the symbol “ITHXU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ITHAX Acquisition Corp.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry, it currently intends to concentrate its search for a target business operating in the leisure, hospitality, travel, and related services sectors. The Company is sponsored by the founders of Ithaca Capital and AXIA Ventures and is led by Orestes Fintiklis, Chief Executive Officer and Chairman of the Board of Directors, and Dimitrios Athanasopoulos, Chief Financial Officer, Treasurer, and Director.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

ITHAX Acquisition Corp.
Orestes Fintiklis

Chief Executive Officer

(212) 792-0253

orestes@ithacacapitalpartners.com